UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2010

CAPITOL BANCORP LTD.
(Exact Name of Registrant as Specified in its Charter)
____________________________

Michigan (State or other jurisdiction of incorporation)	001-31708 (Commission File No.)	38-2761672 (IRS Employer Identification No.)

Capitol Bancorp Center
200 Washington Square North, Lansing, Michigan 48933
(Address of Principal Executive Offices)  (Zip Code)

(517) 487-6555
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.  REGULATION FD DISCLOSURE.

Capitol Bancorp Ltd. announced today that it has extended its pending offer to exchange up to 2,908,200 shares of its common stock, no par value per share, for any and all of its outstanding 10.50% trust preferred securities (the “Trust Preferred Securities”) of Capitol Trust XII, a statutory trust formed under the laws of the State of Delaware.  The offer commenced on May 28, 2010.  The exchange offer was previously scheduled to expire at 11:59 p.m., Michigan time, on July 23, 2010, and has been extended until 11:59 p.m., Michigan time, on August 31, 2010, in order to give holders of the Trust Preferred Securities adequate time and opportunity to assess the proposed transaction and if necessary, to complete the appropriate documentation associated with the exchange.

As of the close of business on July 22, 2010, of the 1,454,100 outstanding trust preferred securities of Capitol Trust XII, 86,909 had been tendered.

Capitol Bancorp Ltd.’s announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit No.	Description
99.1	Press release issued by Capitol Bancorp Ltd. on July 23, 2010 announcing the extension of the offer to exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2010	CAPITOL BANCORP LTD. (Registrant) By: /s/ Cristin K. Reid Name: Cristin K. Reid Title: Corporate President

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release issued by Capitol Bancorp Ltd. on July 23, 2010 announcing the extension of the offer to exchange.